UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report:        December 3, 2009

(Date of earliest event reported: December 2, 2009)

HAVERTY FURNITURE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive officers) ( Zip Code)
Telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

This Current Report on Form 8-K discusses changes to the base salary component of the compensation of the officers named below.

As previously reported on a Form 8-K filed on May 11, 2009, in recognition of the extremely difficult business environment at the time, the President and Chief Executive Officer and the Executive Vice President, Chief Financial Officer voluntarily initiated a proposal to reduce their base salary compensation by 20% from their 2008 levels. The proposal was accepted by the Employee Benefits and Executive Compensation Committee (the “Compensation Committee”) of the Board of Directors effective May 16, 2009. On December 2, 2009, the Compensation Committee approved a partial restoration of these salary reductions effective January 1, 2010. The new base salaries are approximately 3% below the 2008 levels and are commensurate with the base salaries received for fiscal year 2007.

Name	Title	May 16, 2009 Revised Salary Rate	January 1, 2010 Revised Salary Rate

Clarence H. Smith	President and Chief Executive Officer	$372,000	$450,000

Dennis L. Fink	Executive Vice President, Chief Financial Officer	$272,000	$330,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.

December 3, 2009	By:	/s/ Jenny Hill Parker
Jenny Hill Parker Vice President, Secretary and Treasurer

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